UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

Membership Collective Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand London, United Kingdom	WC2R 1EA
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MCG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 22, 2022, Membership Collective Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at 11:00 a.m. Eastern Time (4:00 p.m. British Summer Time) at Soho Works Dumbo located at 55 Water Street in Brooklyn, New York, and virtually via live webcast. Two items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Four Class I Directors and One Class II Director

Each of Ron Burkle, Nick Jones, Richard Caring and Andrew Carnie was elected to serve as a Class I director to hold office until the Company’s 2025 annual meeting of stockholders. Bippy Siegal was elected to serve as a Class II director to hold office until the 2023 annual meeting of stockholders. Votes were cast as follows:

	For	Withheld	Broker Non-Votes
Ron Burkle	1,420,739,105	5,246,883	4,070,395
Nick Jones	1,422,501,144	3,484,844	4,070,395
Richard Caring	1,419,696,078	6,289,910	4,070,395
Andrew Carnie	1,422,397,438	3,588,550	4,070,395
Bippy Siegal	1,421,315,329	4,670,659	4,070,395

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of BDO LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2023 by the following vote:

For	Against	Abstain	Broker Non-Votes
1,430,026,128	3,120	27,135	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Membership Collective Group Inc.

Date: June 24, 2022	By:	/s/ Ben Nwaeke
Ben Nwaeke
Chief Legal Officer